Press Contact:	Investor Relations Contact:
Robyn Blum	Sami Badri
Cisco	Cisco
1 (408) 930-8548	1 (469) 420-4834
rojenkin@cisco.com	sambadri@cisco.com
CISCO REPORTS SECOND QUARTER EARNINGS

News Summary:
•Double-digit top and bottom-line growth exceeding our guidance, with EPS growing faster than revenue
◦Record revenue of $15.3 billion, up 10% year over year; GAAP EPS of $0.80, up 31% year over year; and Non-GAAP EPS of $1.04, up 11% year over year
◦GAAP gross margin of 65.0% and Non-GAAP gross margin of 67.5%; GAAP operating margin of 24.6% and Non-GAAP operating margin of 34.6%, both above the high end of our guidance range
•Accelerating, double-digit growth in product orders across all geographies and robust growth across all customer markets
◦Product orders up 18% year over year with networking product orders accelerating to more than 20% year over year
•AI Infrastructure orders taken from hyperscalers totaled $2.1 billion, reflecting a significant acceleration in growth
•Major multi-year, multi-billion-dollar campus networking refresh cycle underway
•Dividend increased by 2% to $0.42 per share
•Q2 FY 2026 Results:
◦Revenue: $15.3 billion
▪Increase of 10% year over year
◦Earnings per Share: GAAP: $0.80; Non-GAAP: $1.04
▪GAAP EPS increased 31% year over year
▪Non-GAAP EPS increased 11% year over year
•Q3 FY 2026 Guidance (1):
◦Revenue: $15.4 billion to $15.6 billion
◦Earnings per Share: GAAP: $0.73 to $0.77; Non-GAAP: $1.02 to $1.04
•FY 2026 Guidance (1):
◦Revenue: $61.2 billion to $61.7 billion
◦Earnings per Share: GAAP: $3.00 to $3.08; Non-GAAP: $4.13 to $4.17
(1) EPS guidance includes the estimated impact of tariffs based on current trade policy.

SAN JOSE, Calif. -- February 11, 2026 -- Cisco (NASDAQ: CSCO) today reported second quarter results for the period ended January 24, 2026. Cisco reported second quarter revenue of $15.3 billion, net income on a generally accepted accounting principles (GAAP) basis of $3.2 billion or $0.80 per share, and non-GAAP net income of $4.1 billion or $1.04 per share.
“Cisco's strong second quarter and first half of fiscal 2026 demonstrate both the power of our portfolio and the fundamental role we continue to play in connecting and protecting customers in a rapidly evolving landscape,” said Chuck Robbins, chair and CEO of Cisco. “With over 40 years of customer trust, global scale, and a relentless focus on innovation, we believe Cisco is uniquely positioned to deliver the trusted infrastructure needed to securely and confidently power the AI-era.”
“In Q2, we delivered double-digit growth on both the top and bottom lines which exceeded the high end of our guidance and puts us on track to deliver our strongest revenue year yet in fiscal 2026,” said Mark Patterson, CFO of Cisco. “Operating margin was also above the high end of guidance, as we continue to drive profitability by exercising financial discipline. We see strong, broad-based demand for our technology solutions and remain focused on capturing the significant opportunities we see ahead.”

GAAP Results

	Q2 FY 2026		Q2 FY 2025		vs. Q2 FY 2025
Revenue	$15.3	billion	$14.0	billion	10%
Net Income	$3.2	billion	$2.4	billion	31%
Diluted Earnings per Share (EPS)	$0.80		$0.61		31%

Non-GAAP Results

	Q2 FY 2026		Q2 FY 2025		vs. Q2 FY 2025
Net Income	$4.1	billion	$3.8	billion	10%
EPS	$1.04		$0.94		11%
Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."
Cisco Increases Quarterly Dividend
Cisco has declared a quarterly dividend of $0.42 per common share, a 1-cent increase or up 2% over the previous quarter's dividend, to be paid on April 22, 2026, to all stockholders of record as of the close of business on April 2, 2026. Future dividends will be subject to Board approval.

Financial Summary
All comparative percentages are on a year-over-year basis unless otherwise noted.
Q2 FY 2026 Highlights
Revenue -- Total revenue was $15.3 billion, up 10%, with product revenue up 14% and services revenue down 1%.
Revenue by geographic segment was: Americas up 8%, EMEA up 15%, and APJC up 8%. Product revenue performance reflected growth in Networking, up 21%, and Collaboration, up 6%. Security was down 4%. Observability was flat.
Gross Margin -- On a GAAP basis, total gross margin, product gross margin, and services gross margin were 65.0%, 63.9%, and 68.4%, respectively, as compared with 65.1%, 63.7%, and 68.9%, respectively, in the second quarter of fiscal 2025.
On a non-GAAP basis, total gross margin, product gross margin, and services gross margin were 67.5%, 66.4%, and 70.9%, respectively, as compared with 68.7%, 67.7%, and 71.6%, respectively, in the second quarter of fiscal 2025.
Total gross margins by geographic segment were: 65.8% for the Americas, 71.7% for EMEA and 65.8% for APJC.
Operating Expenses -- On a GAAP basis, operating expenses were $6.2 billion, up 3% year over year, and were 40.3% of revenue. Non-GAAP operating expenses were $5.0 billion, up 6%, and were 32.9% of revenue.
Operating Income -- GAAP operating income was $3.8 billion, up 21%, with GAAP operating margin of 24.6%. Non-GAAP operating income was $5.3 billion, up 9%, with non-GAAP operating margin at 34.6%.
Provision for Income Taxes -- The GAAP tax provision rate was 12.9%. The non-GAAP tax provision rate was 19.0%.
Net Income and EPS -- On a GAAP basis, net income was $3.2 billion, an increase of 31%, and EPS was $0.80, an increase of 31%. On a non-GAAP basis, net income was $4.1 billion, an increase of 10%, and EPS was $1.04, an increase of 11%.
Cash Flow from Operating Activities -- $1.8 billion for the second quarter of fiscal 2026, a decrease of 19%, compared with $2.2 billion for the second quarter of fiscal 2025.
Balance Sheet and Other Financial Highlights
Cash and Cash Equivalents and Investments -- $15.8 billion at the end of the second quarter of fiscal 2026, compared with $16.1 billion at the end of fiscal 2025.
Remaining Performance Obligations (RPO) -- $43.4 billion, up 5% in total. Product RPO was up 8%, of which long-term RPO was $11.8 billion, up 11%. Services RPO was up 2%.
Deferred Revenue -- $28.4 billion, up 2% in total, with deferred product revenue up 3% and deferred services revenue up 2%.
Capital Allocation -- In the second quarter of fiscal 2026, we returned $3.0 billion to stockholders through share buybacks and dividends. We declared and paid a cash dividend of $0.41 per common share, or $1.6 billion, and repurchased approximately 18 million shares of common stock under our stock repurchase program at an average price of $76.29 per share for an aggregate purchase price of $1.4 billion. The remaining authorized amount for stock repurchases under the program is $10.8 billion with no termination date.
Acquisitions
In the second quarter of fiscal 2026, we closed the following acquisitions:
•NeuralFabric Corp., a privately held enterprise AI platform company
•EzDubs, Inc., a privately held AI software company

Guidance
Cisco estimates the following results for the third quarter of fiscal 2026:

Q3 FY 2026
Revenue	$15.4 billion - $15.6 billion
Non-GAAP gross margin	65.5% - 66.5%
Non-GAAP operating margin	33.5% - 34.5%
Non-GAAP EPS	$1.02 - $1.04
Cisco estimates that GAAP EPS will be $0.73 to $0.77 for the third quarter of fiscal 2026.
Cisco estimates the following results for fiscal 2026:

FY 2026
Revenue	$61.2 billion - $61.7 billion
Non-GAAP EPS	$4.13 - $4.17
Cisco estimates that GAAP EPS will be $3.00 to $3.08 for fiscal 2026.
Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.
Our Q3 FY 2026 guidance assumes an effective tax provision rate of approximately 17% for GAAP and approximately 19% for non-GAAP results. Our FY 2026 guidance assumes an effective tax provision rate of approximately 16% for GAAP and approximately 19% for non-GAAP results.
A reconciliation between the guidance on a GAAP and non-GAAP basis is provided in the tables entitled "GAAP to non-GAAP Guidance" located in the section entitled "Reconciliations of GAAP to non-GAAP Measures."
Editor's Notes:
•Q2 fiscal year 2026 conference call to discuss Cisco's results along with its guidance will be held on Wednesday, February 11, 2026 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).
•Conference call replay will be available from 4:00 p.m. Pacific Time, February 11, 2026 to 10:00 p.m. Pacific Time, February 17, 2026 at 1-800-839-2232 (United States) or 1-203-369-3662 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.
•Additional information regarding Cisco's financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 11, 2026. Text of the conference call's prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per-share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 24, 2026	January 25, 2025	January 24, 2026	January 25, 2025
REVENUE:
Product	$11,642	$10,234	$22,719	$20,348
Services	3,707	3,757	7,513	7,484
Total revenue	15,349	13,991	30,232	27,832
COST OF SALES:
Product	4,205	3,713	8,139	7,239
Services	1,172	1,167	2,376	2,361
Total cost of sales	5,377	4,880	10,515	9,600
GROSS MARGIN	9,972	9,111	19,717	18,232
OPERATING EXPENSES:
Research and development	2,355	2,299	4,755	4,585
Sales and marketing	2,881	2,672	5,752	5,424
General and administrative	688	752	1,421	1,547
Amortization of purchased intangible assets	231	265	462	530
Restructuring and other charges	36	10	183	675
Total operating expenses	6,191	5,998	12,573	12,761
OPERATING INCOME	3,781	3,113	7,144	5,471
Interest income	210	238	432	524
Interest expense	(370)	(404)	(720)	(822)
Other income (loss), net	25	(60)	181	(19)
Interest and other income (loss), net	(135)	(226)	(107)	(317)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,646	2,887	7,037	5,154
Provision for income taxes	471	459	1,002	15
NET INCOME	$3,175	$2,428	$6,035	$5,139

Net income per share:
Basic	$0.80	$0.61	$1.53	$1.29
Diluted	$0.80	$0.61	$1.51	$1.28
Shares used in per-share calculation:
Basic	3,955	3,981	3,955	3,986
Diluted	3,984	4,005	3,987	4,008

CISCO SYSTEMS, INC.
REVENUE BY SEGMENT
(In millions, except percentages)

	January 24, 2026
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Americas	$8,845	8%	$17,834	8%
EMEA	4,425	15%	8,208	10%
APJC	2,080	8%	4,191	7%
Total	$15,349	10%	$30,232	9%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
GROSS MARGIN PERCENTAGE BY SEGMENT
(In percentages)

	January 24, 2026
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	65.8%	66.3%
EMEA	71.7%	71.8%
APJC	65.8%	66.4%

CISCO SYSTEMS, INC.
REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES
(In millions, except percentages)

	January 24, 2026
	Three Months Ended		Six Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Networking	$8,294	21%	$16,061	18%
Security	2,018	(4)%	3,998	(3)%
Collaboration	1,054	6%	2,109	1%
Observability	277	—%	550	3%
Total Product	11,642	14%	22,719	12%
Services	3,707	(1)%	7,513	—%
Total	$15,349	10%	$30,232	9%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	January 24, 2026	July 26, 2025
ASSETS
Current assets:
Cash and cash equivalents	$7,458	$8,346
Investments	8,319	7,764
Accounts receivable, net of allowance of $76 at January 24, 2026 and $69 at July 26, 2025	6,606	6,701
Inventories	3,920	3,164
Financing receivables, net	2,944	3,061
Other current assets	5,884	5,950
Total current assets	35,131	34,986
Property and equipment, net	2,351	2,113
Financing receivables, net	3,698	3,466
Goodwill	59,234	59,136
Purchased intangible assets, net	8,307	9,175
Deferred tax assets	7,399	7,356
Other assets	7,251	6,059
TOTAL ASSETS	$123,371	$122,291
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$8,719	$5,232
Accounts payable	2,762	2,528
Income taxes payable	195	1,857
Accrued compensation	3,494	3,611
Deferred revenue	16,199	16,416
Other current liabilities	5,417	5,420
Total current liabilities	36,786	35,064
Long-term debt	21,367	22,861
Income taxes payable	2,124	2,165
Deferred revenue	12,204	12,363
Other long-term liabilities	3,167	2,995
Total liabilities	75,648	75,448
Total equity	47,723	46,843
TOTAL LIABILITIES AND EQUITY	$123,371	$122,291

CISCO SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	January 24, 2026	January 25, 2025	January 24, 2026	January 25, 2025
Cash flows from operating activities:
Net income	$3,175	$2,428	$6,035	$5,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	659	761	1,265	1,550
Share-based compensation expense	934	921	1,989	1,748
Provision for receivables	12	8	9	7
Deferred income taxes	(89)	(101)	(64)	(382)
(Gains) losses on divestitures, investments and other, net	(59)	55	(237)	(5)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(1,803)	(1,258)	54	969
Inventories	(527)	212	(761)	441
Financing receivables	192	157	(120)	330
Other assets	(50)	(237)	(642)	(427)
Accounts payable	344	(90)	236	(359)
Income taxes, net	(2,375)	(1,479)	(2,503)	(2,285)
Accrued compensation	419	461	(120)	(293)
Deferred revenue	433	416	(290)	(555)
Other liabilities	557	(13)	183	24
Net cash provided by operating activities	1,822	2,241	5,034	5,902
Cash flows from investing activities:
Purchases of investments	(2,244)	(486)	(4,228)	(2,261)
Proceeds from sales of investments	176	301	1,445	1,791
Proceeds from maturities of investments	1,081	1,539	2,303	2,703
Acquisitions, net of cash and cash equivalents acquired and divestitures	(39)	(40)	(46)	(257)
Purchases of investments in privately held companies	(47)	(95)	(65)	(137)
Return of investments in privately held companies	36	17	55	94
Acquisition of property and equipment	(283)	(210)	(606)	(427)
Other	14	(4)	(8)	(5)
Net cash provided by (used in) investing activities	(1,306)	1,022	(1,150)	1,501
Cash flows from financing activities:
Issuances of common stock	354	320	354	320
Repurchases of common stock - repurchase program	(1,363)	(1,240)	(3,355)	(3,243)
Shares repurchased for tax withholdings on vesting of restricted stock units	(784)	(490)	(1,068)	(655)
Short-term borrowings, original maturities of 90 days or less, net	(510)	944	750	1,012
Issuances of debt	2,682	4,674	4,241	10,406
Repayments of debt	(204)	(6,561)	(2,992)	(11,382)
Dividends paid	(1,617)	(1,593)	(3,234)	(3,185)
Other	3	1	2	(2)
Net cash used in financing activities	(1,439)	(3,945)	(5,302)	(6,729)
Effect of foreign currency exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(19)	(18)	(33)	(8)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(942)	(700)	(1,451)	666
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	8,401	10,208	8,910	8,842
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$7,459	$9,508	$7,459	$9,508
Supplemental cash flow information:
Cash paid for interest	$85	$224	$701	$769
Cash paid for income taxes, net	$2,935	$2,039	$3,569	$2,682

CISCO SYSTEMS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(In millions, except percentages)

	January 24, 2026		October 25, 2025		January 25, 2025
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product (1)	$21,977	8%	$21,904	10%	$20,321	25%
Services	21,429	2%	20,969	4%	20,947	8%
Total	$43,406	5%	$42,873	7%	$41,268	16%
(1) As of the end of the second quarter of fiscal 2026, long-term product RPO was $11.8 billion, up 11% year over year.

CISCO SYSTEMS, INC.
DEFERRED REVENUE
(In millions)

	January 24, 2026	October 25, 2025	January 25, 2025
Deferred revenue:
Product	$13,371	$13,252	$13,033
Services	15,032	14,717	14,762
Total	$28,403	$27,969	$27,795
Reported as:
Current	$16,199	$15,801	$15,999
Noncurrent	12,204	12,168	11,796
Total	$28,403	$27,969	$27,795

CISCO SYSTEMS, INC.
DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK
(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted-Average Price per Share	Amount	Amount
Fiscal 2026
January 24, 2026	$0.41	$1,617	18	$76.29	$1,351	$2,968
October 25, 2025	$0.41	$1,617	29	$68.28	$2,001	$3,618

Fiscal 2025
July 26, 2025	$0.41	$1,625	19	$64.65	$1,252	$2,877
April 26, 2025	$0.41	$1,627	25	$59.78	$1,504	$3,131
January 25, 2025	$0.40	$1,593	21	$58.58	$1,236	$2,829
October 26, 2024	$0.40	$1,592	40	$49.56	$2,003	$3,595

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME
(In millions)

	Three Months Ended		Six Months Ended
	January 24, 2026	January 25, 2025	January 24, 2026	January 25, 2025
GAAP net income	$3,175	$2,428	$6,035	$5,139
Adjustments to cost of sales:
Share-based compensation expense	151	151	301	282
Amortization of acquisition-related intangible assets	228	335	461	654
Acquisition/divestiture-related costs	6	17	14	36
Total adjustments to GAAP cost of sales	385	503	776	972
Adjustments to operating expenses:
Share-based compensation expense	782	765	1,666	1,444
Amortization of acquisition-related intangible assets	231	265	462	530
Acquisition/divestiture-related costs	96	205	199	490
Significant asset impairments and restructurings	36	10	183	675
Total adjustments to GAAP operating expenses	1,145	1,245	2,510	3,139
Adjustments to interest and other income (loss), net:
(Gains) and losses on investments	(61)	7	(256)	(91)
Total adjustments to GAAP interest and other income (loss), net	(61)	7	(256)	(91)
Total adjustments to GAAP income before provision for income taxes	1,469	1,755	3,030	4,020
Income tax effect of non-GAAP adjustments	(442)	(423)	(779)	(899)
Significant tax matters	(59)	—	(132)	(829)
Total adjustments to GAAP provision for income taxes	(501)	(423)	(911)	(1,728)
Non-GAAP net income	$4,143	$3,760	$8,154	$7,431

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Six Months Ended
	January 24, 2026	January 25, 2025	January 24, 2026	January 25, 2025
GAAP EPS	$0.80	$0.61	$1.51	$1.28
Adjustments to GAAP:
Share-based compensation expense	0.23	0.23	0.49	0.43
Amortization of acquisition-related intangible assets	0.12	0.15	0.23	0.30
Acquisition/divestiture-related costs	0.03	0.06	0.05	0.13
Significant asset impairments and restructurings	0.01	—	0.05	0.17
(Gains) and losses on investments	(0.02)	—	(0.06)	(0.02)
Income tax effect of non-GAAP adjustments	(0.11)	(0.11)	(0.20)	(0.22)
Significant tax matters	(0.01)	—	(0.03)	(0.21)
Non-GAAP EPS	$1.04	$0.94	$2.05	$1.85
Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Three Months Ended
	January 24, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$7,437	$2,535	$9,972	$6,191	3%	$3,781	21%	$(135)	$3,175	31%
% of revenue	63.9%	68.4%	65.0%	40.3%		24.6%		(0.9)%	20.7%
Adjustments to GAAP amounts:
Share-based compensation expense	63	88	151	782		933		—	933
Amortization of acquisition-related intangible assets	228	—	228	231		459		—	459
Acquisition/divestiture-related costs	2	4	6	96		102		—	102
Significant asset impairments and restructurings	—	—	—	36		36		—	36
(Gains) and losses on investments	—	—	—	—		—		(61)	(61)
Income tax effect/significant tax matters	—	—	—	—		—		—	(501)
Non-GAAP amount	$7,730	$2,627	$10,357	$5,046	6%	$5,311	9%	$(196)	$4,143	10%
% of revenue	66.4%	70.9%	67.5%	32.9%		34.6%		(1.3)%	27.0%

	Three Months Ended
	January 25, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,521	$2,590	$9,111	$5,998	$3,113	$(226)	$2,428
% of revenue	63.7%	68.9%	65.1%	42.9%	22.3%	(1.6)%	17.4%
Adjustments to GAAP amounts:
Share-based compensation expense	65	86	151	765	916	—	916
Amortization of acquisition-related intangible assets	335	—	335	265	600	—	600
Acquisition/divestiture-related costs	3	14	17	205	222	—	222
Significant asset impairments and restructurings	—	—	—	10	10	—	10
(Gains) and losses on investments	—	—	—	—	—	7	7
Income tax effect/significant tax matters	—	—	—	—	—	—	(423)
Non-GAAP amount	$6,924	$2,690	$9,614	$4,753	$4,861	$(219)	$3,760
% of revenue	67.7%	71.6%	68.7%	34.0%	34.7%	(1.6)%	26.9%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME
(In millions, except percentages)

	Six Months Ended
	January 24, 2026
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$14,580	$5,137	$19,717	$12,573	(1)%	$7,144	31%	$(107)	$6,035	17%
% of revenue	64.2%	68.4%	65.2%	41.6%		23.6%		(0.4)%	20.0%
Adjustments to GAAP amounts:
Share-based compensation expense	131	170	301	1,666		1,967		—	1,967
Amortization of acquisition-related intangible assets	461	—	461	462		923		—	923
Acquisition/divestiture-related costs	4	10	14	199		213		—	213
Significant asset impairments and restructurings	—	—	—	183		183		—	183
(Gains) and losses on investments	—	—	—	—		—		(256)	(256)
Income tax effect/significant tax matters	—	—	—	—		—		—	(911)
Non-GAAP amount	$15,176	$5,317	$20,493	$10,063	5%	$10,430	9%	$(363)	$8,154	10%
% of revenue	66.8%	70.8%	67.8%	33.3%		34.5%		(1.2)%	27.0%

	Six Months Ended
	January 25, 2025
	Product Gross Margin	Services Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$13,109	$5,123	$18,232	$12,761	$5,471	$(317)	$5,139
% of revenue	64.4%	68.5%	65.5%	45.9%	19.7%	(1.1)%	18.5%
Adjustments to GAAP amounts:
Share-based compensation expense	122	160	282	1,444	1,726	—	1,726
Amortization of acquisition-related intangible assets	654	—	654	530	1,184	—	1,184
Acquisition/divestiture-related costs	8	28	36	490	526	—	526
Significant asset impairments and restructurings	—	—	—	675	675	—	675
(Gains) and losses on investments	—	—	—	—	—	(91)	(91)
Income tax effect/significant tax matters	—	—	—	—	—	—	(1,728)
Non-GAAP amount	$13,893	$5,311	$19,204	$9,622	$9,582	$(408)	$7,431
% of revenue	68.3%	71.0%	69.0%	34.6%	34.4%	(1.5)%	26.7%
Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE
(In percentages)

	Three Months Ended		Six Months Ended
	January 24, 2026	January 25, 2025	January 24, 2026	January 25, 2025
GAAP effective tax rate	12.9%	15.9%	14.2%	0.3%
Total adjustments to GAAP provision for income taxes	6.1%	3.1%	4.8%	18.7%
Non-GAAP effective tax rate	19.0%	19.0%	19.0%	19.0%

GAAP TO NON-GAAP GUIDANCE

Q3 FY 2026	Gross Margin Rate	Operating Margin Rate	Earnings per Share (1)
GAAP	63% - 64%	24% - 25%	$0.73 - $0.77
Estimated adjustments for:
Share-based compensation expense	1.0%	6.0%	$0.17 - $0.18
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	3.5%	$0.10 - $0.11
Non-GAAP	65.5% - 66.5%	33.5% - 34.5%	$1.02 - $1.04

FY 2026	Earnings per Share (1)
GAAP	$3.00 - $3.08
Estimated adjustments for:
Share-based compensation expense	$0.70 - $0.72
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	$0.43 - $0.45
Significant asset impairments and restructurings	$0.04
(Gains) and losses on investments	($0.05)
Significant tax matters	($0.03)
Non-GAAP	$4.13 - $4.17
(1) Estimated adjustments to GAAP earnings per share are shown after income tax effects.
Margin and EPS guidance includes the estimated impact of tariffs based on current trade policy.
Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, significant tax matters, or other items, which may or may not be significant.

Forward Looking Statements, Non-GAAP Information and Additional Information
This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as our belief in our unique position to deliver the trusted infrastructure needed to securely and confidently power the AI-era, continuing to drive profitability by exercising financial discipline, and the strong, broad-based demand for our technology solutions as we remain focused on capturing the significant opportunities ahead) and the future financial performance of Cisco (including the guidance for Q3 FY 2026 and full year FY 2026) that involve risks and uncertainties, such as the actual impact of tariffs on our guidance for Q3 FY 2026 and full year FY 2026. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; our development and use of artificial intelligence; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market, cloud, enterprise and other customer markets; the return on our investments in certain key priority areas, and in certain geographical locations, as well as maintaining leadership in Networking and services; the timing of orders and manufacturing and customer lead times; supply constraints; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and services markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, other intellectual property, antitrust, stockholder and other matters, and governmental investigations; our ability to achieve the benefits of restructurings and possible changes in the size and timing of related charges; cyber attacks, data breaches or other incidents; vulnerabilities and critical security defects; our ability to protect personal data; evolving regulatory uncertainty; terrorism; natural catastrophic events (including as a result of global climate change); any pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco's most recent reports on Forms 10-Q and 10-K filed on November 18, 2025 and September 3, 2025, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco's most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco's results of operations for the three and six months ended January 24, 2026 are not necessarily indicative of Cisco's operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.
This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles (GAAP) and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco's results of operations in conjunction with the corresponding GAAP measures.
Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.
For its internal budgeting process, Cisco's management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition/divestiture-related costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco's management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.
About Cisco
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